EXHIBIT 5.1

                  [LETTERHEAD OF MORSE, ZELNICK, ROSE & LANDER]

                                January 31, 2002

DAG Media, Inc.

125-10 Queens Boulevard
Kew Gardens, New York 11415

                     Re: Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel to DAG Media, Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock par value $.001 per share (the "Shares") issuable under the Company's 1999 Option Plan (the "Option Plan").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Option Plan, the forms of option agreement issued under the plan and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares issuable under the Option Plan and upon exercise of options granted and to be granted pursuant to the Option Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Option Plan will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

      Stephen A. Zelnick, a partner at MZRL, is a director of the Company and the owner of 10,000 shares of common stock and options to purchase 14,000 shares of common stock of the Company.

                                        Very truly yours,


                                        /s/ Morse, Zelnick, Rose & Lander, LLP
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                                        Morse, Zelnick, Rose & Lander, LLP